www.fhlbi.com Financial Update as of presented by Milton J. Miller President & CEO June 30, 2008 EXHIBIT 99.1

www.fhlbi.com 2 Building Partnerships. Serving Communities.

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Building Partnerships. Serving Communities.
Asset Growth and Composition
$ in millions
Advances $30,161 $26,770 12.7
MPP 9,037 9,397 -3.8
MBS 7,465 6,715 11.2
Agency Debentures 1,164 0 100.0
Short-term Investments 11,903 12,928 -7.9
Other 239 245 -2.7
Total Assets $59,969 $56,055 7.0
6/30/2008
12/31/2007
% increase

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Building Partnerships. Serving Communities.
Six Months
Ended
6/30/08
Six Months
Ended
12/31/07
% change
Income
$ in millions
Interest Income $1,125.2 $1,375.1 (18.2)
Interest Expense 985.3 1,263.1 (22.0)
Net Interest Income 139.9 112.0 24.9
Other Income 3.3 3.0 11.2
Operating Expenses 16.8 17.6 (4.9)
Other Expenses 2.3 2.4 (4.2)
Income Before Assessments 124.1 95.0 30.7
Assessments
     AHP 10.6 8.1 31.0
     REFCORP 22.7 17.4 30.6
Total Assessments 33.3 25.5 30.8
Net Income $90.8 $69.5 30.6

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Building Partnerships. Serving Communities.
MBS Portfolio Rating
June 30, 2008
Balance
(in millions)
Agency 42 $2,228.4
AAA 104 5,207.1
AA 1 25.3
A 2 4.5
149 $7,465.3
Rating
Number
of Issues

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Building Partnerships. Serving Communities.
MBS Portfolio Rating
June 30, 2008
Manufactured housing 1 $25.3
Subprime 3 5.0
Alt-A 9 362.9
*Negative watch 1 51.3
Balance
(in millions)
Number
of Issues
*AAA-rated and on negative watch by S&P

www.fhlbi.com 7 Building Partnerships. Serving Communities. MPP Delinquencies

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Building Partnerships. Serving Communities.
2005 557,204      71,695          1,156,373       12,846,557
2006 881,992      - 937,295         17,456,145
2007 513,475      - 2,839,153       20,568,934
YTD 2008 577,713      37,178          1,872,096       21,206,803
Total: 2,530,384   108,873        6,804,917
Losses Paid
by LRA
Losses Paid
by Insurance
LRA Returned
to Members
LRA Balance
End of Period
MPP Lender Risk Account
in dollars

www.fhlbi.com 9 Building Partnerships. Serving Communities.

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Building Partnerships. Serving Communities.
Key Drivers of Financial Results for 2008
Strong advances demand
Capitalizing on funding opportunities
Leverage
Refinance of callable debt
Extended debt maturities

www.fhlbi.com 11 Building Partnerships. Serving Communities. Looking Forward Credit Concerns Advances MBS MPP Other Return to more normal funding spreads Moderating advance demand

www.fhlbi.com 12 Building Partnerships. Serving Communities. Looking Forward Membership Challenges Asset quality Challenging regulatory environment Low equity valuations Earnings pressure

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Building Partnerships. Serving Communities.
Looking Forward
Membership Opportunities
Fewer competitors
Shift away from securitization
Decline of national lenders
Back to basics
Opportunity to gain market share
New business is more profitable

14 Building Partnerships. Serving Communities. Questions

Building Partnerships. Serving Communities.
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16 Grand Rapids Housing Commission FHLB Member’s Perspective Insurance Market Update Economic & Financial Market Update Opportunity to Make a Difference Financial Update